UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

WhiteHorse Finance, Inc.

(Exact name of registrant as specified in its charter)

Delaware	814-00967	45-4247759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1450 Brickell Avenue, 31st Floor Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 381-6999

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	WHF	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
7.875% Notes due 2028	WHFCL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2024, the Board of Directors (the “Board”) of WhiteHorse Finance, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”), elected John P. Volpe to serve as a director of the Company as well as to serve as a member of the Board’s Audit Committee (the “Audit Committee”), Compensation Committee (the “Compensation Committee”) and Nominating Committee, in each case effective as of April 10, 2024. The Board determined that Mr. Volpe (i) is not an “interested person” of the Company under Section 2(a)(19) of the Investment Company Act of 1940, as amended, (ii) is independent for the purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended and (iii) qualifies as an “independent director” pursuant to the provisions of Rule 5605(a)(2) under the Nasdaq Listing Rules, and he will thus serve as an independent director on the Board.

Mr. Volpe is a highly accomplished commercial lending leader with significant capital markets expertise across asset classes, including cash flow and asset based senior debt, junior debt, debt investment funds, equity, securitizations, leasing and insurance products. Mr. Volpe has over 25 years of experience in commercial lending, including 18 years with GE Capital, where he most recently served. He held numerous leadership roles at GE Capital, including Senior Managing Director, Alternative Funding, where he designed, implemented, and managed an innovative funding structure for asset based revolving loans and grew commitments under management to approximately $2.9 billion. Mr. Volpe received his Bachelor of Science degree in Finance from the University of Illinois.

There are no family relationships between Mr. Volpe and any of the Company’s current or former directors or executive officers. There is no arrangement or understanding between Mr. Volpe and any other person pursuant to which he was elected as a director of the Company. Further, with regard to Mr. Volpe, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 8.01. Other Events.

On April 10, 2024, the Company issued a press release announcing that Mr. Volpe has been elected as a director of the Company and a member of the Audit Committee, the Compensation Committee and the Nominating Committee. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated April 10, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2024	WHITEHORSE FINANCE, INC.

	By:	/s/ Joyson C. Thomas
Joyson C. Thomas
Chief Financial Officer